March 16, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	ONCBIOMUNE PHARMACEUTICALS, INC.
File No. 000-52218

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 7, 2017 of ONCBIOMUNE PHARMACEUTICALS, INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP